UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) Of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2012

MAKEMUSIC, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-26192	41-1716250
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7615 Golden Triangle Drive, Suite M

Eden Prairie, Minnesota 55344-3848

(Address of Principal Executive Offices) (Zip Code)

(952) 937-9611

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Karen van Lith Ceases to Serve as President, Chief Executive Officer and Director

On June 13, 2012, it was mutually determined by MakeMusic, Inc. (the “Company”) and Karen T. van Lith (“Ms. van Lith”) that, effective as of June 15, 2012, Ms. van Lith’s employment with the Company would end and she would cease to serve as the President and Chief Executive Officer of the Company. Accordingly, Ms. van Lith resigned as a member of the Company’s Board of Directors effective June 15, 2012.

Karen VanDerBosch to Assume Duties of Chief Executive Officer on an Interim Basis

The Company’s Board of Directors, on June 13, 2012, directed Karen L. VanDerBosch to assume the duties of Chief Executive Officer on an interim basis. Ms. VanDerBosch, age 49, has served as the Company’s Chief Financial Officer since December 2006 and as Chief Operating Officer since November 2010. Prior to joining the Company, Ms. VanDerBosch was the CFO of Sagebrush Corporation, a privately held developer of library automation software, and services, analytical software and book re-binder for the K-12 education market. Ms. VanDerBosch previously served as CFO for KB Gear Interactive, a privately held developer and marketer of interactive digital devices and applications serving retail markets. Her extensive background in manufacturing and technology industries also included CFO positions at EMPAK Inc. and the publicly traded Fieldworks Inc. Ms. VanDerBosch holds a Bachelor of Science degree in accounting from the University of Minnesota.

Item 8.01	Other Events.

On June 14, 2012, the Company issued a press release regarding the events described herein. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

99.1	Press release dated June 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 19, 2012

MAKEMUSIC, INC.

/s/ Karen L. VanDerBosch
Karen L. VanDerBosch
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

MakeMusic, Inc.

Form 8-K Current Report

Exhibit Number	Description
99.1	Press Release dated June 14, 2012.